Exhibit 99.1

News Release

Contacts:

Integra LifeSciences Holdings Corporation

Investors:

Angela Steinway

(609) 936-2268

angela.steinway@integralife.com

Media:

Gianna Sabella

(609) 936-2389

gianna.sabella@integralife.com

Integra LifeSciences Completes the Acquisition of MicroFrance and Xomed Manual ENT and

Laparoscopy Instrumentation Lines from Medtronic

Plainsboro, New Jersey / October 27, 2014 – Integra LifeSciences Holdings Corporation (NASDAQ: IART – news) today announced that it has completed the acquisition of the MicroFrance and Xomed manual ear, nose and throat (ENT) and laparoscopy instrumentation lines from Medtronic. Integra announced this acquisition on September 17, 2014.

“The addition of the MicroFrance business advances our strategic objectives by enhancing our existing instruments portfolio and capabilities, expanding our international presence and providing potential adjacency opportunities in the Neurosurgery business,” said Glenn Coleman, Integra’s Chief Financial Officer.

Integra will provide further details regarding the financial impact of this acquisition on its third quarter 2014 financial results conference call next week.

About Integra

Integra LifeSciences, a world leader in medical technology, is dedicated to limiting uncertainty for surgeons, so they can concentrate on providing the best patient care. Integra offers innovative solutions in orthopedic extremity surgery, neurosurgery, spine surgery, and reconstructive and general surgery. For more information, please visit www.integralife.com

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and reflect the Company’s judgment as of the date of this release. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. Among other things, Integra’s ability to successfully integrate Medtronic’s MicroFrance and Xomed Manual ENT and Laparoscopy Instrumentation business into its own operations could affect the extent of the strategic benefits that Integra generates from this acquisition, and the impact of the acquisition on results of operations, including revenue growth and earnings per share. In addition, the economic, competitive, governmental, technological and other factors identified under the heading “Risk Factors” included in Item 1A of Integra’s Annual Report on Form 10-K for the year ended December 31, 2013 and information contained in subsequent filings with the Securities and Exchange Commission could affect actual results. These forward-looking statements are made only as the date thereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.